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                                                                     EXHIBIT 5.1

                                HALE AND DORR LLP
                                Counselors At Law

                                www.haledorr.com
                  60 State Street, Boston, Massachusetts 02109
                       TEL 617-526-6000 * FAX 617-526-5000

                                 August 11, 2000

Innoveda, Inc.
293 Boston Post Road West
Marlboro, Massachusetts 01752

      Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 6,900,000 shares of common stock, $0.01 par value per share (the "Shares"), of Innoveda, Inc., a Delaware corporation (the "Company"), issued under the Company's Amended and Restated 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (together, the "Plans").

         We have examined the certificate of incorporation and by-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the statutory provisions of the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and provisions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.


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Innoveda Inc,
August 11, 2000
Page2


         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     /s/ Hale and Dorr LLP

                                                     Hale and Dorr LLP